Prospectus, May 1, 2003

Evergreen
Variable Annuity Funds

Evergreen VA Capital Growth Fund
Evergreen VA Foundation Fund
Evergreen VA Fund
Evergreen VA Growth Fund
Evergreen VA High Income Fund
Evergreen VA International Growth Fund
Evergreen VA Omega Fund
Evergreen VA Small Cap Value Fund
Evergreen VA Special Equity Fund
Class 1
The Securities and Exchange Commission has not determined that the information in this prospectus is accurate or complete, nor has it approved or disapproved these securities. Anyone who tells you otherwise is committing a crime.

TABLE OF CONTENTS

FUND RISK/RETURN SUMMARIES:

Overview of Fund Risks
Evergreen VA Capital Growth Fund
Evergreen VA Foundation Fund
Evergreen VA Fund
Evergreen VA Growth Fund
Evergreen VA High Income Fund
Evergreen VA International Growth Fund
Evergreen VA Omega Fund
Evergreen VA Small Cap Value Fund
Evergreen VA Special Equity Fund

GENERAL INFORMATION:

The Funds' Investment Advisor
The Funds' Sub-Advisors
The Funds' Portfolio Managers
Calculating the Share Price
How to Choose the Share Class That Best Suits You
Participating Insurance Companies
How to Buy and Redeem Shares
Other Services
The Tax Consequences of Investing in the Funds
Fees and Expenses of the Funds
Financial Highlights
Other Fund Practices

In general,

the Funds included in this prospectus provide investors with a selection of investment alternatives which seek capital growth, income and diversification. Shares of the Funds are sold only to separate accounts funding variable annuity contracts and variable life insurance policies issued by life insurance companies. For further information about these contracts and policies, please see the separate prospectuses issued by the participating life insurance companies.

Fund Summaries Key

Each Fund's summary is organized around the following basic topics and questions:

INVESTMENT GOAL

What is the Fund's financial objective? You can find clarification on how the Fund seeks to achieve its objective by looking at the Fund's strategy and investment policies. The Fund's Board of Trustees can change the investment objective without a shareholder vote.

INVESTMENT STRATEGY

How does the Fund go about trying to meet its goals? What types of investments does it contain? What style of investing and investment philosophy does it follow? Does it have limits on the amount invested in any particular type of security?

RISK FACTORS

What are the specific risks for an investor in the Fund?

PERFORMANCE

How well has the Fund performed in the past year? The past five years? The past ten years?

EXPENSES

How much does it cost to invest in the Fund?

Overview of Fund Risks

Variable Annuity Funds

Shares of the Funds are sold only to separate accounts funding variable annuity contracts and variable life insurance policies issued by life insurance companies. For more information about these Funds and the other funds offered in the Evergreen funds family, please call 1.800.847.5397.

The Funds offered in this prospectus follow various investment strategies and focus their investments on a variety of securities. The Funds typically rely on the following basic strategies, selling a portfolio investment: i) when the issuers' investment fundamentals begin to deteriorate; ii) when the investment reaches or exceeds the portfolio managers' targeted value; iii) to take advantage of more attractive investment opportunities; iv) when the investment no longer appears to meet the Fund's investment objective; v) when the Fund must meet redemptions; or vi) for other investment reasons which the portfolio managers deem necessary.

Following this overview, you will find information on each Fund's specific investment strategies and risks.

Each Fund may temporarily invest up to 100% of its assets in high quality money market instruments in order to protect the value of the Fund in response to adverse economic, political or market conditions. This strategy is inconsistent with each Fund's principal investment strategies and investment goals and, if employed, could result in a lower return and potential loss of market opportunity.

Risk Factors For All Mutual Funds

Please remember that an investment in a mutual fund is:

  not guaranteed to achieve its investment goal;
  not a deposit with a bank;
  not insured, endorsed or guaranteed by the FDIC or any government agency; and
  subject to investment risks, including possible loss of your original investment.
Like most investments, your investment in a Fund could fluctuate significantly in value over time and could result in a loss of money.

The following are some of the most important factors that may affect the value of your investment. Other factors may be described in the discussion following this overview:

Stock Market Risk

Your investment in a Fund will be affected by general economic conditions such as prevailing economic growth, inflation and interest rates. When economic growth slows, or interest or inflation rates increase, equity securities tend to decline in value. Such events could also cause companies to decrease the dividends they pay. If these events were to occur, the dividend yield, total return earned on and the value of your investment would likely decline. Even if general economic conditions do not change, the dividend yield, total return earned on and the value of your investment could decline if the particular industries, companies or sectors in which a Fund invests do not perform well.

Market Capitalization Risk

Stocks fall into three broad market capitalization categories--large, medium and small. Investing primarily in one category carries the risk that due to current market conditions that category may be out of favor with investors. If valuations of large capitalization companies appear to be greatly out of proportion to the valuations of small or medium capitalization companies, investors may migrate to the stocks of small- and mid-sized companies causing a Fund that invests in these companies to increase in value more rapidly than a Fund that invests in larger, fully-valued companies. Investing in medium and small capitalization companies may be subject to special risks associated with narrower product lines, more limited financial resources, smaller management groups, and a more limited trading market for their stocks as compared with larger companies. As a result, stocks of small and medium capitalization companies may decline significantly in market downturns.

Investment Style Risk

Securities with different characteristics tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. A Fund may outperform or underperform other funds that employ a different style. A Fund may also employ a combination of styles that impact its risk characteristics. Examples of different styles include growth and value investing. Growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's earnings growth potential. Growth-oriented funds will typically underperform when value investing is in favor. Value stocks are those which are undervalued in comparison to their peers due to adverse business developments or other factors. Value-oriented funds will typically underperform when growth investing is in favor.

Interest Rate Risk

If interest rates go up, the value of debt securities and certain dividend paying stocks tends to fall. If a Fund invests a significant portion of its portfolio in debt securities or stocks purchased primarily for dividend income, and interest rates rise, then the value of your investment may decline. If interest rates go down, interest earned by a Fund on its debt investments may also decline, which could cause the Fund to reduce the dividends it pays. The longer the term of a debt security held by a Fund, the more the Fund is subject to interest rate risk.

Credit Risk

The value of a debt security is directly affected by the issuer's ability to repay principal and pay interest on time. If a Fund invests in debt securities, then the value of your investment may decline if an issuer fails to pay an obligation on a timely basis. A Fund may also be subject to credit risk to the extent it engages in transactions, such as repurchase agreements or dollar rolls, which involve a promise by a third party to honor an obligation to a Fund. Such third party may be unwilling or unable to honor its financial obligations.

Foreign Investment Risk

If a Fund invests in non-U.S. securities it could be exposed to certain unique risks of foreign investing. For example, political turmoil and economic instability in the countries in which a Fund invests could adversely affect the dividend yield, total return earned on and the value of your investment. In addition, if the value of any foreign currency in which a Fund's investments are denominated declines relative to the U.S. dollar, the dividend yield, total return earned on and the value of your investment in a Fund may decline as well. Certain foreign countries have less developed and less regulated securities markets and accounting systems than the U.S. This may make it harder to get accurate information about a security or company, and increase the likelihood that an investment will not perform as well as expected.

VA Capital Growth Fund

FUND FACTS:

Goal:

  Long-term Capital Growth

  Principal Investment:

  Large-Cap U.S. Common Stocks

  Class of Shares Offered in this Prospectus:

  Class 1

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Sub-Advisor:

  Pilgrim Baxter & Associates, Ltd.

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks long-term capital growth.

  INVESTMENT STRATEGY

  The following supplements the investment strategies discussed in the ''Overview of Fund Risks'' on page 2.

  The Fund seeks to achieve its goal by investing primarily in common stocks of large U.S. companies which the portfolio managers believe have the potential for capital growth over the intermediate- and long-term. The stocks selected will be those companies whose market capitalizations fall within the range tracked by the S&P 500 Index, at the time of purchase. In addition, the Fund will seek to maintain a weighted average market capitalization that falls within the range of the S&P 500 Index. As of its last reconstitution on July 31, 2002, the S&P 500 Index had a market capitalization range of approximately $296.3 million to $320.4 billion. The Fund may also invest without limit in preferred stocks, convertible securities and any other securities that the portfolio managers believe may permit the Fund to achieve its investment goal. The Fund’s portfolio managers select stocks using a “growth-at-a-reasonable-price” method. This style of diversified equity management is best defined as a blend between growth and value stocks. “Growth” stocks are stocks of companies which the Fund’s portfolio managers believe have anticipated earnings ranging from steady to accelerated growth. “Value” stocks are stocks of companies which the Fund’s portfolio managers believe are undervalued.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Market Capitalization Risk
    Investment Style Risk
  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss for Class 1 of the Fund in each calendar year since the Class 1 shares' inception on 3/3/1998. It should give you a general idea of the risks of investing in the Fund by showing how the Fund’s return has varied from year-to-year. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return for Class 1 Shares (%)
1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
						6.50	17.69	- 12.95	- 22.51

Best Quarter:	2nd Quarter 1999	+ 10.24%
Worst Quarter:	3rd Quarter 2002	- 20.39%
Year-to-date total return through 3/31/2003 is -7.78%.

  The next table lists the Fund’s average annual total return for Class 1 shares over the past year and since inception. This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the S&P 500 Index (S&P 500) and the Russell 1000® Value Index (Russell 1000 Value). The S&P 500 is an unmanaged, market value-weighted index measuring the performance of 500 U.S. stocks chosen for market size, liquidity, and industry group representation. The Russell 1000 Value is an unmanaged, market capitalization-weighted index measuring the performance of those Russell 1000 companies with lower price-to-book ratio and lower forecasted growth values. An index does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. It is not possible to invest directly in an index.

  Average Annual Total Return
  (for the period ended 12/31/2002)
	Inception Date of Class	1 year	5 year	10 year	Performance Since 3/3/1998
Class 1	3/3/1998	- 22.51%	N/A	N/A	- 1.75%
Russell 1000 Value		- 15.52%	N/A	N/A	0.14%
S&P 500		- 22.10%	N/A	N/A	- 2.25%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2002. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus for the contracts or policies.

  You pay no shareholder transaction fees.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
	Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses
Class 1	0.80%	0.00%	0.22%	1.02%

  The table below shows the total fees and expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return, reinvestment of all dividends and distributions, and that the Fund's operating expenses are the same as described in the table above. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:	Class 1
1 year	$ 104
3 years	$ 325
5 years	$ 563
10 years	$ 1,248

  VA Foundation Fund

  FUND FACTS:

  Goals:

  Capital Growth
  Current Income

  Principal Investments:

  Common and Preferred Stocks and Convertible Securities of Large U.S. Companies
  U.S. Treasury and Agency Obligations
  Investment Grade Debt Securities

  Class of Shares Offered in this Prospectus:

  Class 1

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Sub-Advisor:

  Tattersall Advisory Group, Inc.

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks capital growth and current income.

  INVESTMENT STRATEGY

  The following supplements the investment strategies discussed in the ''Overview of Fund Risks'' on page 2.

  The Fund invests in a combination of equity and debt securities. Under normal conditions, the Fund will invest at least 25% of its assets in debt securities and the remainder in equity securities.

  The equity securities that the Fund invests in will primarily consist of the common stocks, preferred stocks and securities convertible or exchangeable for common stocks of large U.S. companies (i.e., companies whose market capitalization falls within the range tracked by the Russell 1000® Index, at the time of purchase). In addition, the equity portion of the Fund will seek to maintain a weighted average market capitalization that falls within the range of the Russell 1000® Index. As of its last reconstitution on March 31, 2003, the Russell 1000® Index had a market capitalization range of approximately $233.8 million to $259.1 billion.

  The Fund's portfolio managers use a diversified equity style of management, best defined as a blend between growth and value stocks. “Growth” stocks are stocks of companies which the Fund’s portfolio managers believe have anticipated earnings ranging from steady to accelerated growth. “Value” stocks are stocks of companies which the Fund’s portfolio managers believe are undervalued. The portfolio managers look for factors that could trigger a rise in price such as new products or markets or positive changes in corporate structure or market perception. The Fund’s investment in equity securities will be on the basis of the potential for capital growth.

  The Fund normally invests primarily all of the fixed income portion in dollar-denominated investment grade debt securities, including debt securities issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. Government, corporate bonds, mortgage-backed securities, asset-backed securities, and other income producing securities. The Fund is not required to sell or otherwise dispose of any security that loses its rating or has its rating reduced after the Fund has purchased it. The Fund maintains a bias toward corporate and mortgage-backed securities in order to capture higher levels of income. The Fund expects duration to provide a better measure of interest rate sensitivity than maturity. Accordingly, the Fund intends to limit duration to a two-year minimum and a six-year maximum while the weighted average maturity is expected to be longer than the weighted average duration.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Market Capitalization Risk
    Investment Style Risk
    Interest Rate Risk
    Credit Risk
  In addition, the Fund may also be subject to the risks associated with investing in mortgage-backed and other asset-backed securities. Asset-backed securities are created by the grouping of certain government-related loan, automobile and credit card receivables and other lender assets, such as mortgages, into pools. Interests in these pools are sold as individual securities. Because the loans held in the asset pool often may be prepaid without penalty or premium, asset-backed and mortgage-backed securities are generally subject to higher prepayment risks than most other types of debt instruments. Prepayment of mortgages may expose the Fund to a lower rate of return when it reinvests the principal. Prepayment risks in mortgage-backed securities tend to increase during periods of declining interest rates because many borrowers refinance their mortgages to take advantage of the more favorable rates.

  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss for Class 1 shares of the Fund in each calendar year since the Class 1 shares' inception on 3/1/1996. It should give you a general idea of the risks of investing in the Fund by showing how the Fund’s return has varied from year-to-year. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return for Class 1 Shares (%)
1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
				27.80	10.63	10.64	- 4.93	- 8.57	- 9.66

Best Quarter:	2nd Quarter 1997	+ 13.26%
Worst Quarter:	1st Quarter 2001	- 8.83%
Year-to-date total return through 3/31/2003 is -1.38%.

  The next table lists the Fund’s average annual total return for Class 1 over the past one and five years and since inception. This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the S&P 500 Index (S&P 500), Lehman Brothers Aggregate Bond Index (LBABI) and the Russell 1000® Index (Russell 1000). The S&P 500 is an unmanaged, market value-weighted index measuring the performance of 500 U.S. stocks chosen for market size, liquidity, and industry group representation. The LBABI is an unmanaged, fixed income index covering the U.S. investment grade fixed-rate bond market, including U.S. government and U.S. government agency securities, corporate securities and asset-backed securities. The Russell 1000 is an index which measures the performance of the 1,000 largest companies in the Russell 3000® Index, which represents approximately 92% of the total market capitalization of the Russell 3000® Index. The Russell 3000® Index measures the performance of the 3,000 largest U.S. companies based on total market capitalization, which represents approximately 98% of the investable U.S. equity market. An index does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. It is not possible to invest directly in an index.

  Average Annual Total Return
  (for the period ended 12/31/2002)
	Inception Date of Class	1 year	5 year	10 year	Performance Since 3/1/1996
Class 1	3/1/1996	- 9.66%	- 0.79%	N/A	5.22%
LBABI		10.25%	7.55%	N/A	7.63%
Russell 1000		- 21.65%	- 0.58%	N/A	6.23%
S&P 500		- 22.10%	- 0.59%	N/A	6.38%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2002. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus for the contracts or policies.

  You pay no shareholder transaction fees.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
	Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses
Class 1	0.75%	0.00%	0.16%	0.91%

  The table below shows the total fees and expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return, reinvestment of all dividends and distributions, and that the Fund's operating expenses are the same as described in the table above. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:	Class 1
1 year	$ 93
3 years	$ 290
5 years	$ 504
10 years	$ 1,120

  VA Fund

  FUND FACTS:

  Goal:

  Long-term Capital Growth

  Principal Investment:

  Large-Cap U.S. Common Stocks

  Class of Shares Offered in this Prospectus:

  Class 1

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks long-term capital growth.

  INVESTMENT STRATEGY

  The following supplements the investment strategies discussed in the ''Overview of Fund Risks'' on page 2.

  The Fund invests primarily in the common stocks of large U.S. companies (i.e., companies whose market capitalizations fall within the range tracked by the Russell 1000® Index, at the time of purchase). In addition, the Fund will seek to maintain a weighted average market capitalization that falls within the range of the Russell 1000® Index. As of its last reconstitution on March 31, 2003, the Russell 1000® Index had a market capitalization range of approximately $233.8 million to $259.1 billion. The Fund's portfolio managers use a diversified equity style of management, best defined as a blend between growth and value stocks. “Growth” stocks are stocks of companies that the Fund’s portfolio managers believe have anticipated earnings ranging from steady to accelerated growth. “Value” stocks are stocks of companies that the Fund’s portfolio managers believe are undervalued. Other equity securities in which the Fund may invest include preferred stocks and securities convertible into common stocks.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Market Capitalization Risk
    Investment Style Risk
  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss for Class 1 shares of the Fund in each calendar year since the Class 1 shares' inception on 3/1/1996. It should give you a general idea of the risks of investing in the Fund by showing how the Fund’s return has varied from year-to-year. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return for Class 1 Shares (%)
1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
				37.16	6.44	23.03	- 11.99	- 17.85	- 22.22

Best Quarter:	4th Quarter 1998	+ 18.02%
Worst Quarter:	3rd Quarter 1998	- 17.20%
Year-to-date total return through 3/31/2003 is -2.90%.

  The next table lists the Fund’s average annual total return for Class 1 over the past one and five years and since inception. This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the S&P 500 and the Russell 1000® Index (Russell 1000). The S&P 500 is an unmanaged, market value-weighted index measuring the performance of 500 U.S. stocks chosen for market size, liquidity, and industry group representation. The Russell 1000 is an unmanaged index which measures the performance of the 1,000 largest companies in the Russell 3000® Index, which represents approximately 92% of the total market capitalization of the Russell 3000® Index. The Russell 3000® Index measures the performance of the 3,000 largest U.S. companies based on total market capitalization, which represents approximately 98% of the investable U.S. equity market. An index does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. It is not possible to invest directly in an index.

  Average Annual Total Return
  (for the period ended 12/31/2002)
	Inception Date of Class	1 year	5 year	10 year	Performance Since 3/1/1996
Class 1	3/1/1996	- 22.22%	- 5.93%	N/A	2.20%
Russell 1000		- 21.65%	- 0.58%	N/A	6.23%
S&P 500		- 22.10%	- 0.59%	N/A	6.38%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2002. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus for the contracts or policies.

  You pay no shareholder transaction fees.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
	Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses
Class 1	0.75%	0.00%	0.23%	0.98%

  The table below shows the total fees and expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return, reinvestment of all dividends and distributions, and that the Fund's operating expenses are the same as described in the table above. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:	Class 1
1 year	$ 100
3 years	$ 312
5 years	$ 542
10 years	$ 1,201

  VA Growth Fund

  FUND FACTS:

  Goal:

  Long-term Capital Growth

  Principal Investment:

  Small- and Mid-Cap U.S. Common Stocks

  Class of Shares Offered in this Prospectus:

  Class 1

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks long-term capital growth.

  INVESTMENT STRATEGY

  The following supplements the investment strategies discussed in the ''Overview of Fund Risks'' on page 2.

  The Fund seeks to achieve its goal by investing at least 75% of its assets in common stocks of small- and medium-sized companies (i.e., companies whose market capitalization falls within the range tracked by the Russell 2000® Growth Index, at the time of purchase). The remaining portion of the Fund's assets may be invested in companies of any size. In addition, the Fund will seek to maintain a weighted average market capitalization that falls within the range of the Russell 2000® Growth Index. As of its last reconstitution on March 31, 2003, the Russell 2000® Growth Index had a market capitalization range of approximately $5.3 million to $2.2 billion. The Fund’s portfolio managers employ a growth-style of equity management and will purchase stocks of companies which have demonstrated earnings, asset values, or growth potential which they believe are not yet reflected in the stock’s market price. A key factor considered by the portfolio managers would be a company whose earnings growth is above the average earnings growth of the companies included in the Russell 2000® Growth Index.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Market Capitalization Risk
    Investment Style Risk
  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss for Class 1 of the Fund in each calendar year since the Class 1 shares' inception on 3/3/1998. It should give you a general idea of the risks of investing in the Fund by showing how the Fund’s return has varied from year-to-year. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return for Class 1 Shares (%)
1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
						21.21	13.27	- 6.68	- 26.91

Best Quarter:	4th Quarter 1999	+ 30.97%
Worst Quarter:	3rd Quarter 2001	- 22.04%
Year-to-date total return through 3/31/2003 is -3.44%.

  The next table lists the Fund’s average annual total return for Class 1 over the past year and since inception. This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the Russell 2000® Growth Index (Russell 2000 Growth), an unmanaged, market capitalization-weighted index measuring the performance of those Russell 2000 companies with high price-to-book ratios and high forecasted growth values. An index does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. It is not possible to invest directly in an index.

  Average Annual Total Return
  (for the period ended 12/31/2002)
	Inception Date of Class	1 year	5 year	10 year	Performance Since 3/3/1998
Class 1	3/3/1998	- 26.91%	N/A	N/A	- 3.11%
Russell 2000 Growth		- 30.26%	N/A	N/A	- 3.06%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2002. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus for the contracts or policies.

  You pay no shareholder transaction fees.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
	Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses [1]
Class 1	0.70%	0.00%	0.45%	1.15%

  1.  From time to time, the Fund's investment advisor may, at its discretion, reduce or waive its fees or reimburse the Fund for certain of its expenses in order to reduce expense ratios. The Fund's investment advisor may cease these waivers or reimbursements at any time. The annual fund operating expenses do not reflect voluntary fee waivers. Including current voluntary fee waivers, Total Fund Operating Expenses were 0.97%.

  The table below shows the total fees and expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return, reinvestment of all dividends and distributions, and that the Fund's operating expenses are the same as described in the table above. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:	Class 1
1 year	$ 117
3 years	$ 365
5 years	$ 633
10 years	$ 1,398

  VA High Income Fund

  FUND FACTS:

  Goals:

  High Current Income
  Capital Growth

  Principal Investment:

  Low- and High-Rated Fixed Income Securities

  Class of Shares Offered in this Prospectus:

  Class 1

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks a high level of current income. Capital growth is a secondary objective when consistent with the objective of seeking high current income.

  INVESTMENT STRATEGY

  The following supplements the investment strategies discussed in the ''Overview of Fund Risks'' on page 2.

  The Fund invests primarily in both low-rated and high-rated fixed-income securities, including debt securities, convertible securities, and preferred stocks that are consistent with its primary investment objective of high current income. The Fund may at times hold a substantial portion of its assets in mortgage-backed and other asset-backed securities. The Fund may also invest up to 50% of its assets in foreign securities.

  The Fund may invest in debt securities of any maturity. The portfolio managers will adjust the expected average life of the investments held in the Fund from time to time, depending on their assessment of relative yields and risks of securities of different maturities and their expectations of future changes in interest rates.

  The Fund may invest a portion of its assets (and normally will invest at least 65% of its assets) in securities rated Baa or lower by Moody’s Investors Service, Inc. (Moody’s) or BBB or lower by Standard & Poor’s Ratings Services (S&P) and in unrated securities determined by the portfolio manager to be of comparable quality, in an attempt to capture higher yields. The Fund may at times invest up to 10% of its assets in securities rated in the lower grades (Ca or C in the case of Moody’s and CC, C or D in the case of S&P or in unrated securities determined by the portfolio manager to be of comparable quality), if the portfolio managers believe that there are prospects for an upgrade in a security’s rating or a favorable conversion of a security into other securities.

  The Fund seeks its secondary objective of capital growth, when consistent with its primary objective of seeking high current income, by investing in securities that may be expected to appreciate in value as a result of declines in long-term interest rates or of favorable developments affecting the business or prospects of the issuer, which may improve the issuer’s financial condition and credit rating.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Interest Rate Risk
    Credit Risk
    Foreign Investment Risk
  The Fund is subject to the risks associated with investing in below investment grade bonds. These bonds are commonly referred to as “high yield” or “junk” bonds because they are usually backed by issuers of less proven or questionable financial strength. Such issuers are more vulnerable to financial setbacks and less certain to pay interest and principal than issuers of bonds offering lower yields and risk. Markets may react to unfavorable news about issuers of below investment grade bonds causing sudden and steep declines in value.

  In addition, the Fund may also be subject to the risks associated with investing in mortgage-backed and other asset-backed securities. Asset-backed securities are created by the grouping of certain government-related loan, automobile and credit card receivables and other lender assets, such as mortgages, into pools. Interests in these pools are sold as individual securities. Because the loans held in the asset pool often may be prepaid without penalty or premium, asset-backed and mortgage-backed securities are generally subject to higher prepayment risks than most other types of debt instruments. Prepayment of mortgages may expose the Fund to a lower rate of return when it reinvests the principal. Prepayment risks in mortgage-backed securities tend to increase during periods of declining interest rates because many borrowers refinance their mortgages to take advantage of the more favorable rates.

  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss for Class 1 shares of the Fund in each calendar year since the Class 1 shares' inception on 6/30/1999. It should give you a general idea of the risks of investing in the Fund by showing how the Fund’s return has varied from year-to-year. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return for Class 1 Shares (%)
1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
							1.31	10.27	7.15

Best Quarter:	4th Quarter 2001	+ 7.07%
Worst Quarter:	3rd Quarter 2001	- 2.62%
Year-to-date total return through 3/31/2003 is +3.93%.

  The next table lists the Fund’s average annual total return for Class 1 over the past year and since inception. This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the Merrill Lynch High Yield Master Index (MLHYMI), which provides a broad-based performance measure of the non-investment grade U.S. domestic bond market. An index does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. It is not possible to invest directly in an index.

  Average Annual Total Return
  (for the period ended 12/31/2002)
	Inception Date of Class	1 year	5 year	10 year	Performance Since 6/30/1999
Class 1	6/30/1999	7.15%	N/A	N/A	6.58%
MLHYMI		- 1.14%	N/A	N/A	0.23%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2002. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus for the contracts or policies.

  You pay no shareholder transaction fees.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
	Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses [1]
Class 1	0.70%	0.00%	0.60%	1.30%

  1.  From time to time, the Fund's investment advisor may, at its discretion, reduce or waive its fees or reimburse the Fund for certain of its expenses in order to reduce expense ratios. The Fund's investment advisor may cease these waivers or reimbursements at any time. The annual fund operating expenses do not reflect voluntary fee waivers. Including current voluntary fee waivers, Total Fund Operating Expenses were 1.00%.

  The table below shows the total fees and expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return, reinvestment of all dividends and distributions, and that the Fund's operating expenses are the same as described in the table above. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:	Class 1
1 year	$ 132
3 years	$ 412
5 years	$ 713
10 years	$ 1,568

  VA International Growth Fund

  FUND FACTS:

  Goals:

  Long-term Capital Growth
  Modest Income

  Principal Investment:

  Equity Securities of Non-U.S. Companies in Developed Markets

  Class of Shares Offered in this Prospectus:

  Class 1

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks long-term capital growth and secondarily, modest income.

  INVESTMENT STRATEGY

  The following supplements the investment strategies discussed in the ''Overview of Fund Risks'' on page 2.

  The Fund invests primarily in equity securities issued by established, quality non-U.S. companies located in countries with developed markets and may purchase securities across all market capitalizations. The Fund may also invest in emerging markets. The Fund normally invests at least 65% of its assets in the securities of companies in at least three different countries (other than the U.S.). The portfolio managers seek both growth and value opportunities. For growth investments, the portfolio managers seek, among other things, good business models, good management and growth in cash flows. For value investments, the portfolio managers seek companies that are undervalued in the marketplace compared to their assets. The Fund intends to seek modest income from dividends paid by its equity holdings. Excluding repurchase agreements, the Fund invests solely in securities of non-U.S. issuers.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Market Capitalization Risk
    Investment Style Risk
    Foreign Investment Risk
  In addition, the Fund may also be subject to an emerging markets risk. An “emerging market” is any country considered to be emerging or developing with a relatively low gross national product, but which has the potential for rapid growth (which can lead to instability). Investing in securities of emerging countries has many risks. Emerging countries are generally small and rely heavily on international trade and could be adversely affected by the economic conditions in the countries with which they trade. There is also a possibility of a change in the political climate, nationalization, diplomatic developments (including war), and social instability. Such countries may experience high levels of inflation or deflation and currency devaluation. Investments in emerging markets are considered to be speculative.

  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss for Class 1 shares of the Fund in each calendar year since the Class 1 shares' inception on 8/17/1998. It should give you a general idea of the risks of investing in the Fund by showing how the Fund’s return has varied from year-to-year. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return for Class 1 Shares (%)
1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
						38.22	- 5.06	- 18.18	- 10.47

Best Quarter:	4th Quarter 1999	+ 26.01%
Worst Quarter:	3rd Quarter 2002	- 15.56%
Year-to-date total return through 3/31/2003 is -6.69%.

  The next table lists the Fund’s average annual total return for Class 1 over the past year and since inception. This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the Morgan Stanley Capital International Europe, Australasia and Far East Free Index (MSCI EAFE), an unmanaged, broad, market capitalization-weighted performance benchmark for developed market equity securities listed in Europe, Australia and the Far East. An index does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. It is not possible to invest in an index.

  Average Annual Total Return
  (for the period ended 12/31/2002)
	Inception Date of Class	1 year	5 year	10 year	Performance Since 8/17/1998
Class 1	8/17/1998	- 10.47%	N/A	N/A	- 2.31%
MSCI EAFE Free		- 15.94%	N/A	N/A	- 3.92%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2002. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus for the contracts or policies.

  You pay no shareholder transaction fees.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
	Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses [1]
Class 1	0.66%	0.00%	0.73%	1.39%

  1.  From time to time, the Fund's investment advisor may, at its discretion, reduce or waive its fees or reimburse the Fund for certain of its expenses in order to reduce expense ratios. The Fund's investment advisor may cease these waivers or reimbursements at any time. The annual fund operating expenses do not reflect voluntary fee waivers. Including current voluntary fee waivers, Total Fund Operating Expenses were 1.00%.

  The table below shows the total fees and expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return, reinvestment of all dividends and distributions, and that the Fund's operating expenses are the same as described in the table above. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:	Class 1
1 year	$ 142
3 years	$ 440
5 years	$ 761
10 years	$ 1,669

  VA Omega Fund

  FUND FACTS:

  Goal:

  Long-term Capital Growth

  Principal Investment:

  U.S. Common Stocks of All Market Capitalizations

  Class of Shares Offered in this Prospectus:

  Class 1

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks long-term capital growth.

  INVESTMENT STRATEGY

  The following supplements the investment strategies discussed in the ''Overview of Fund Risks'' on page 2.

  The Fund invests primarily in common stocks and securities convertible into common stocks of U.S. companies across all market capitalizations. The Fund’s portfolio managers employ a growth style of equity management. “Growth” stocks are stocks of companies that the Fund’s portfolio managers believe have anticipated earnings ranging from steady to accelerated growth. The portfolio managers' active style of portfolio management may lead to high portfolio turnover, but that will not limit the portfolio managers' investment decisions.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Market Capitalization Risk
    Investment Style Risk
  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss for Class 1 shares of the Fund in each calendar year since the Class 1 shares' inception on 3/6/1997. It should give you a general idea of the risks of investing in the Fund by showing how the Fund’s return has varied from year-to-year. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return for Class 1 Shares (%)
1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
					22.25	47.24	- 12.46	- 14.79	- 25.38

Best Quarter:	4th Quarter 1999	+ 29.99%
Worst Quarter:	4th Quarter 2000	- 25.00%
Year-to-date total return through 3/31/2003 is -0.09%.

  The next table lists the Fund’s average annual total return for Class 1 over the past one and five years and since inception. This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the Russell 1000® Growth Index (Russell 1000 Growth), an unmanaged market capitalization-weighted index measuring the performance of those Russell 1000 companies with higher price-to-book ratios and forecasted growth values. An index does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. It is not possible to invest directly in an index.

  Average Annual Total Return
  (for the period ended 12/31/2002)
	Inception Date of Class	1 year	5 year	10 year	Performance Since 3/6/1997
Class 1	3/6/1997	- 25.38%	0.04%	N/A	1.84%
Russell 1000 Growth		- 27.88%	- 3.84%	N/A	0.16%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2002. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus for the contracts or policies.

  You pay no shareholder transaction fees.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
	Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses
Class 1	0.52%	0.00%	0.18%	0.70%

  The table below shows the total fees and expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return, reinvestment of all dividends and distributions, and that the Fund's operating expenses are the same as described in the table above. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:	Class 1
1 year	$ 72
3 years	$ 224
5 years	$ 390
10 years	$ 871

  VA Small Cap Value Fund

  FUND FACTS:

  Goal:

  Capital Growth

  Principal Investment:

  Small-Cap U.S. Common Stocks

  Class of Shares Offered in this Prospectus:

  Class 1

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks capital growth in the value of its shares.

  INVESTMENT STRATEGY

  The following supplements the investment strategies discussed in the ''Overview of Fund Risks'' on page 2.

  The Fund normally invests at least 80% of its assets in common stocks of small U.S. companies (i.e., companies whose market capitalizations fall within the range tracked by the Russell 2000® Index, at the time of purchase). In addition, the Fund will seek to maintain a weighted average market capitalization that falls within the range of the Russell 2000® Index. As of its last reconstitution on July 31, 2002, the Russell 2000® Index had a market capitalization range of approximately $10.5 million to $1.9 billion. The remaining 20% of the Fund's assets may be represented by cash or invested in various cash equivalents or common stocks of any market capitalization. The Fund’s portfolio managers seek to limit the investment risk of small company investing by seeking stocks that trade below what the portfolio managers consider their intrinsic value. The Fund’s portfolio managers look specifically for various growth triggers, or catalysts, that will bring the stock’s price into line with its actual or potential value, such as new products, new management, changes in regulation and/or restructuring potential.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Market Capitalization Risk
    Investment Style Risk
  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss for Class 1 shares of the Fund in each calendar year since the Class 1 shares' inception on 5/1/1998. It should give you a general idea of the risks of investing in the Fund by showing how the Fund’s return has varied from year-to-year. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return for Class 1 Shares (%)
1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
						12.07	20.71	18.11	- 12.60

Best Quarter:	4th Quarter 2001	+ 22.32%
Worst Quarter:	3rd Quarter 2002	- 21.71%
Year-to-date total return through 3/31/2003 is -9.39%.

  The next table lists the Fund’s average annual total return for Class 1 over the past year and since inception. This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the Russell 2000® Value Index (Russell 2000 Value), an unmanaged market capitalization-weighted index measuring the performance of those Russell 2000 companies with lower price-to-book ratios and lower forecasted growth values. An index does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. It is not possible to invest in an index.

  Average Annual Total Return
  (for the period ended 12/31/2002)
	Inception Date of Class	1 year	5 year	10 year	Performance Since 5/1/1998
Class 1	5/1/1998	- 12.60%	N/A	N/A	6.75%
Russell 2000 Value		- 11.43%	N/A	N/A	1.05%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2002. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus for the contracts or policies.

  You pay no shareholder transaction fees.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
	Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses [1]
Class 1	0.87%	0.00%	0.26%	1.13%

  1.  From time to time, the Fund's investment advisor may, at its discretion, reduce or waive its fees or reimburse the Fund for certain of its expenses in order to reduce expense ratios. The Fund's investment advisor may cease these waivers or reimbursements at any time. The annual fund operating expenses do not reflect voluntary fee waivers. Including current voluntary fee waivers, Total Fund Operating Expenses were 1.00%.

  The table below shows the total fees and expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return, reinvestment of all dividends and distributions, and that the Fund's operating expenses are the same as described in the table above. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:	Class 1
1 year	$ 115
3 years	$ 359
5 years	$ 622
10 years	$ 1,375

  VA Special Equity Fund

  FUND FACTS:

  Goal:

  Capital Growth

  Principal Investment:

  Common Stocks of Small Companies

  Class of Shares Offered in this Prospectus:

  Class 1

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks capital growth.

  INVESTMENT STRATEGY

  The following supplements the investment strategies discussed in the ''Overview of Fund Risks'' on page 2.

  The Fund normally invests at least 80% of its assets in common stocks of small U.S. companies (i.e., companies whose market capitalizations fall within the range tracked by the Russell 2000® Index, at the time of purchase). In addition, the Fund will seek to maintain a weighted average market capitalization that falls within the range of the Russell 2000® Index. As of its last reconstitution on July 31, 2002, the Russell 2000® Index had a market capitalization range of approximately $10.5 million to $1.9 billion. Although the Fund intends, under normal circumstances, to be fully invested in common stocks of small U.S. companies, the remaining 20% of the Fund's assets may be represented by cash or invested in various cash equivalents. The Fund's portfolio managers select stocks of companies which they believe have the potential for accelerated growth in earnings and price.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Market Capitalization Risk
    Investment Style Risk
  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss for Class 1 shares of the Fund in each calendar year since the Class 1 shares' inception on 9/29/1999. It should give you a general idea of the risks of investing in the Fund by showing how the Fund’s return has varied from year-to-year. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return for Class 1 Shares (%)
1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
							- 8.41	- 8.11	- 27.18

Best Quarter:	1st Quarter 2000	+ 14.29%
Worst Quarter:	3rd Quarter 2002	- 20.97%
Year-to-date total return through 3/31/2003 is -1.13%.

  The next table lists the Fund’s average annual total return for Class 1 over the past year and since inception. This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the Russell 2000® Growth Index (Russell 2000 Growth), an unmanaged, market capitalization-weighted index measuring the performance of the 2000 smallest companies in the Russell 3000® Index, representing approximately 10% of the total market capitalization of the Russell 3000® Index. An index does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. It is not possible to invest directly in an index.

  Average Annual Total Return
  (for the period ended 12/31/2002)
	Inception Date of Class	1 year	5 year	10 year	Performance Since 9/29/1999
Class 1	9/29/1999	- 27.18%	N/A	N/A	- 9.27%
Russell 2000 Growth		- 30.26%	N/A	N/A	- 12.21%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2002. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus for the contracts or policies.

  You pay no shareholder transaction fees.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
	Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses [1]
Class 1	0.92%	0.00%	0.26%	1.18%

  1.  From time to time, the Fund's investment advisor may, at its discretion, reduce or waive its fees or reimburse the Fund for certain of its expenses in order to reduce expense ratios. The Fund's investment advisor may cease these waivers or reimbursements at any time. The annual fund operating expenses do not reflect voluntary fee waivers. Including current voluntary fee waivers, Total Fund Operating Expenses were 1.03%.

  The table below shows the total fees and expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return, reinvestment of all dividends and distributions, and that the Fund's operating expenses are the same as described in the table above. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:	Class 1
1 year	$ 120
3 years	$ 375
5 years	$ 649
10 years	$ 1,432

  THE FUNDS' INVESTMENT ADVISOR

  An investment advisor manages a Fund's investments and supervises its daily business affairs. The investment advisor for the Evergreen funds is a subsidiary of Wachovia Corporation (Wachovia), the fifth largest bank holding company in the United States, with over $341 billion in consolidated assets as of 12/31/2002. Wachovia is located at 301 South College Street, Charlotte, North Carolina 28288-0013.

  For the fiscal year end 12/31/2002, the aggregate advisory fee paid to the investment advisor by each Fund was as follows:

Fund	% of the Fund's average daily net assets
VA Capital Growth Fund	0.80%
VA Foundation Fund	0.75%
VA Fund	0.75%
VA Growth Fund	0.52%
VA High Income Fund	0.40%
VA International Growth Fund	0.27%
VA Omega Fund	0.52%
VA Small Cap Value Fund	0.74%
VA Special Equity Fund	0.77%

  THE FUNDS' SUB-ADVISORS

  Tattersall Advisory Group, Inc. (TAG) is the sub-advisor to VA Foundation Fund. TAG manages the fixed income portion of the Fund. There is no additional charge to the Fund for the services provided by TAG. TAG has been managing fixed income accounts since 1976 and manages over $7.5 billion in assets for 10 of the Evergreen Funds and Wachovia Funds as of 12/31/2002. TAG is located at 6802 Paragon Place, Suite 200, Richmond, Virginia 23230.

  EIMC pays a portion of its advisory fee to TAG for its services.

  Pilgrim Baxter & Associates, Ltd. (Pilgrim Baxter) is the sub-advisor to the VA Capital Growth Fund. Pilgrim Baxter manages the day-to-day investment operations of the Fund. There is no additional charge to the Fund for the services provided by Pilgrim Baxter. Pilgrim Baxter is located at 1400 Liberty Ridge Drive, Wayne, Pennsylvania, 19087.

  For the fiscal year ended 12/31/2002, the fee paid to Pilgrim Baxter by EIMC as a percentage of VA Capital Growth Fund's average daily net assets was 0.20%.

  THE FUNDS' PORTFOLIO MANAGERS

  VA Capital Growth Fund

  The Fund is managed by a team of portfolio management professionals from Pilgrim Baxter, with team members responsible for various sectors.

  VA Foundation Fund

  The equity portion of the Fund is co-managed by two of EIMC's teams of portfolio management professionals - Value Equity team and the Large Cap Core Growth team, with team members responsible for various sectors.

  The fixed income portion of the Fund is managed by a team of fixed income portfolio management professionals of TAG, with team members responsible for various fixed income sectors.

  VA Fund

  The Fund is managed by two of EIMC's teams of portfolio management professionals -- Large Cap Core Growth team and Value Equity team --with team members responsible for various sectors.

  VA Growth Fund

  The Fund is managed by a team of portfolio management professionals from EIMC's Small Cap Growth team, with team members responsible for various sectors.

  VA High Income Fund

  The Fund is managed by a team of portfolio management professionals from EIMC’s High Yield Bond team, with team members responsible for various sectors.

  VA International Growth Fund

  The Fund is managed by a team of portfolio management professionals from EIMC’s International Equity team, with team members responsible for various sectors.

  VA Omega Fund

  The Fund is managed by a team of portfolio management professionals from EIMC's Large Cap Core Growth team, with team members responsible for various sectors.

  VA Small Cap Value Fund

  The Fund is managed by a team of portfolio management professionals from EIMC’s Value Equity team, with team members responsible for various sectors.

  VA Special Equity Fund

  The Fund is managed by a team of portfolio management professionals from EIMC's Special Equity team, with team members responsible for various sectors.

  CALCULATING THE SHARE PRICE

  The value of one share of a Fund, also known as the net asset value, or NAV, is calculated at 4 p.m. Eastern time on each day the New York Stock Exchange is open or as of the time the Exchange closes, if earlier. The Fund calculates its share price for each share by adding up its total assets, subtracting all liabilities, then dividing the result by the total number of shares outstanding. The NAV of each class of shares is calculated separately. Each security held by a Fund is valued using the most recent market data for that security. If no market data is available for a given security, the Fund will price that security at a fair value according to policies established by the Fund's Board of Trustees. Short-term securities with maturities of 60 days or less will be valued on the basis of amortized cost.

  The price per share you pay for a Fund purchase or the amount you receive for a Fund redemption is based on the next price calculated after the order is received and all required information is provided. The value of your account at any given time is the latest share price multiplied by the number of shares you own. Your account balance may change daily because the share price may change daily.

  HOW TO CHOOSE THE SHARE CLASS THAT BEST SUITS YOU

  The Funds offer two classes of shares. Only Class 1 shares are offered in this prospectus. The Funds offer Class 1 shares at NAV with no front-end sales charge, deferred sales charge or 12b-1 fee.

  PARTICIPATING INSURANCE COMPANIES

  The Funds were organized to serve as investment vehicles for separate accounts funding variable annuity contracts and variable life insurance policies issued by certain life insurance companies. The Funds do not currently foresee any disadvantages to the holders of the contracts or policies arising from the fact that the interests of holders of those contracts or policies may differ due to the difference of tax treatment and other considerations. Nevertheless, the Board of Trustees has established procedures for the purpose of identifying any irreconcilable material conflicts that may arise and to determine what action, if any, would be taken in response thereto. The variable annuity contracts and variable life insurance policies are described in the separate prospectuses issued by the participating insurance companies. The Evergreen Variable Annuity Trust assumes no responsibility for such prospectuses.

  HOW TO BUY AND REDEEM SHARES

  Investors may not purchase or redeem shares of a Fund directly, but only through variable annuity contracts or variable life insurance policies offered through separate accounts of participating insurance companies. Investors should refer to the prospectus of the variable annuity contracts or variable life insurance policies for information on how to purchase such contracts or policies, how to select specific Evergreen Variable Annuity Funds as investment options for the contracts or policies, how to redeem funds or change investment options and any fees associated with a purchase or redemption.

  The separate accounts of the participating insurance companies place orders to purchase and redeem shares of a Fund based on, among other things, the amount of premium payments to be invested and the amount of surrender and transfer requests (as defined in the prospectus describing the variable annuity contracts or variable life insurance policies issued by the participating insurance companies) to be effected on that day pursuant to the contracts or policies.

  Timing of Proceeds

  Normally, we will send your redemption proceeds on the next business day after we receive a request; however, we reserve the right to wait up to seven business days to redeem any investments.

  OTHER SERVICES

  Automatic Reinvestment of Distributions

  All dividends and capital gains are distributed to the separate accounts of participating insurance companies and are automatically reinvested, unless requested otherwise by the separate account.

  THE TAX CONSEQUENCES OF INVESTING
  IN THE FUNDS

  Fund Distributions

  Each Fund passes along to the separate accounts the net income or profits it receives from its investments. The Funds expect that any distributions to separate accounts will be exempt from current federal income taxation to the extent that such distributions accumulate in a variable annuity contract or variable life insurance policy.

    Dividends. The Funds pay an annual dividend from the dividends, interest and other income on the securities in which they invest.
    Capital Gains. When a mutual fund sells a security it owns for a profit, the result is a capital gain. The Funds generally distribute capital gains, if any, at least once a year.
  For a discussion of the tax consequences of variable annuity contracts or variable life insurance policies, refer to the prospectus of the variable annuity contract or variable life insurance policies offered by the participating insurance company. Variable annuity contracts or variable life insurance policies purchased through insurance company separate accounts should provide for the accumulation of all earnings from interest, dividends and capital appreciation without current federal income tax liability to the owner. Depending on the variable annuity contract or variable life insurance policy, distributions from the contract or policy may be subject to ordinary income tax and, in addition, a 10% penalty tax on distributions before age 59½. Only the portion of a distribution attributable to income on the investment in the contract is subject to federal income tax. Investors should consult with competent tax advisors for a more complete discussion of possible tax consequences in a particular situation.

  FEES AND EXPENSES OF THE FUNDS

  Every mutual fund has fees and expenses that are assessed either directly or indirectly. This section describes each of those fees.

  Management Fee

  The management fee pays for the normal expenses of managing the Fund, including portfolio manager salaries, research costs, corporate overhead expenses and related expenses.

  Other Expenses

  Other expenses include miscellaneous fees from affiliated and outside service providers. These may include legal, audit, custodial and safekeeping fees, the printing and mailing of reports and statements, automatic reinvestment of distributions and other conveniences for which the separate accounts pay no transaction fees.

  Total Fund Operating Expenses

  The total cost of running the Fund is called the expense ratio. The separate accounts are not charged these fees directly; instead they are taken out before the Fund’s NAV is calculated, and are expressed as a percentage of the Fund’s average daily net assets. The effect of these fees is reflected in the performance results for that share class. Because these fees are not charged directly to your account, investors should examine them closely in the prospectus, especially when comparing one fund with another fund in the same investment category. There are three things to remember about expense ratios: (i) total return in the Fund is reduced in direct proportion to the fees; (ii) expense ratios can vary greatly between funds and fund families, from under 0.25% to over 3.00%; and (iii) the Fund’s investment advisor may waive a portion of the Fund’s expenses for a period of time, reducing its expense ratio.

  FINANCIAL HIGHLIGHTS

  This section looks in detail at the results for one Class 1 share of the Funds - how much income it earned, how much of this income was passed along as a distribution and how much the return was reduced by expenses. The following tables for the Funds have been derived from financial information audited by KPMG LLP, the Funds' independent auditors. For a more complete picture of the Funds' financial statements, please see the Funds' Annual Reports as well as the SAI.

  VA Capital Growth Fund

	Year Ended December 31,
	2002	2001	2000 [1]	1999 [1]	1998 [1,2]
CLASS 1 [3]
Net asset value, beginning of period	$ 14.04	$ 16.43	$ 14.42	$ 13.58	$ 12.50
Income from investment operations
Net investment income	0.16	0.03	0.10	0.01	0.03
Net realized and unrealized gains or losses on securities	- 3.30	- 2.16	2.37	0.87	1.05
Total from investment operations	- 3.14	- 2.13	2.47	0.88	1.08

Distributions to shareholders from
Net investment income	- 0.05	- 0.08	- 0.01	- 0.02	0
Net realized gains	- 0.05	- 0.18	- 0.45	- 0.02	0
Total distributions to shareholders	- 0.10	- 0.26	- 0.46	- 0.04	0

Net asset value, end of period	$ 10.80	$ 14.04	$ 16.43	$ 14.42	$ 13.58
Total return [4]	- 22.51%	- 12.95%	17.69%	6.50%	8.64%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 38,961	$ 49,900	$ 36,975	$ 28,377	$ 20,142
Ratios to average net assets
Expenses [5]	1.02%	1.04%	1.03%	1.18%	1.05%[6]
Net investment income	1.24%	0.42%	0.73%	0.06%	0.50%[6]
Portfolio turnover rate	401%	150%	79%	87%	54%

  1.  Effective February 1, 2000, shareholders of Mentor VIP Capital Growth Portfolio became owners of that number of full and fractional shares of Evergreen VA Capital Growth Fund. As Mentor VIP Capital Growth Portfolio contributed the majority of assets and shareholders to Evergreen VA Capital Growth Fund, its accounting and performance history has been carried forward.

  2.  For the period from March 3, 1998 (commencement of operations), to December 31, 1998.

  3.  Effective at the close of business on July 24, 2002, Class I shares of the fund were renamed Class 1 shares.

  4.  Total return does not reflect charges attributable to your insurance company's separate account.

  5.  The ratio of expenses to average net assets excludes expense reductions but includes fee waivers and/or expense reimbursements.

  6.  Annualized

  VA Foundation Fund

	Year Ended December 31,
	2002	2001	2000	1999	1998 [1]
Class 1 [2]
Net asset value, beginning of period	$ 13.05	$ 14.60	$ 15.70	$ 14.47	$ 13.54
Income from investment operations
Net investment income	0.30	0.30	0.24	0.28	0.35
Net realized and unrealized gains or losses on securities	- 1.56	- 1.55	- 1.01	1.27	1.07
Total from investment operations	- 1.26	- 1.25	- 0.77	1.55	1.42

Distributions to shareholders from
Net investment income	- 0.28	- 0.30	- 0.24	- 0.28	- 0.26
Net realized gains	0	0	- 0.09	- 0.04	- 0.23
Total distributions to shareholders	- 0.28	- 0.30	- 0.33	- 0.32	- 0.49

Net asset value, end of period	$ 11.51	$ 13.05	$ 14.60	$ 15.70	$ 14.47
Total return [3]	- 9.66%	- 8.57%	- 4.93%	10.64%	10.56%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 131,386	$ 168,337	$ 187,825	$ 145,566	$ 78,371
Ratios to average net assets
Expenses [4]	0.91%	0.93%	0.92%	0.95%	1.00%
Net investment income	2.20%	2.15%	1.78%	2.29%	2.44%
Portfolio turnover rate	165%	195%	89%	77%	10%

  1.  Net investment income per share is based on average shares outstanding during the period.

  2.  Effective at the close of business on July 24, 2002, existing shares of the fund were renamed Class 1 shares.

  3.  Total return does not reflect charges attributable to your insurance company's separate account.

  4.  The ratio of expenses to average net assets excludes expense reductions but includes fee waivers and/or expense reimbursements.

  VA Fund

	Year Ended December 31,
	2002 [1]	2001	2000	1999 [1]	1998 [1]
Class 1 [2]
Net asset value, beginning of period	$ 12.29	$ 14.96	$ 17.31	$ 15.31	$ 14.89
Income from investment operations
Net investment income	0.06	0.06	0.03	0.09	0.07
Net realized and unrealized gains or losses on securities	- 2.78	- 2.73	- 2.06	3.36	0.86
Total from investment operations	- 2.72	- 2.67	- 2.03	3.45	0.93

Distributions to shareholders from
Net investment income	- 0.06	0	- 0.03	- 0.11	0
Net realized gains	0	0	- 0.29	- 1.34	- 0.51
Total distributions to shareholders	- 0.06	0	- 0.32	- 1.45	- 0.51

Net asset value, end of period	$ 9.51	$ 12.29	$ 14.96	$ 17.31	$ 15.31
Total return [3]	- 22.22%	- 17.85%	- 11.99%	23.03%	6.44%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 32,054	$ 47,016	$ 65,556	$ 69,774	$ 45,820
Ratios to average net assets
Expenses [4]	0.98%	0.95%	1.03%	1.02%	1.01%
Net investment income	0.52%	0.45%	0.18%	0.57%	0.49%
Portfolio turnover rate	117%	171%	127%	111%	16%

  1.  Net investment income per share is based on average shares outstanding during the period.

  2.  Effective at the close of business on July 24, 2002, existing shares of the fund were renamed Class 1 shares.

  3.  Total return does not reflect charges attributable to your insurance company's separate account.

  4.  The ratio of expenses to average net assets excludes expense reductions but includes fee waivers and/or expense reimbursements.

  VA Growth Fund

	Year Ended December 31,
	2002 [1]	2001	2000 [2]	1999 [2]	1998 [2,3]
Class 1 [4]
Net asset value, beginning of period	$ 11.93	$ 15.71	$ 13.87	$ 11.46	$ 12.50
Income from investment operations
Net investment income (loss)	- 0.07	- 0.06	- 0.04	- 0.07	0.02
Net realized and unrealized gains or losses on securities	- 3.14	- 1.42	1.88	2.50	- 1.06
Total from investment operations	- 3.21	- 1.48	1.84	2.43	- 1.04

Distributions to shareholders from
Net investment income	0	0	0	- 0.02	0
Net realized gains	0	- 2.30	0	0	0
Total distributions to shareholders	0	- 2.30	0	- 0.02	0

Net asset value, end of period	$ 8.72	$ 11.93	$ 15.71	$ 13.87	$ 11.46
Total return [5]	- 26.91%	- 6.68%	13.27%	21.21%	- 8.32%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 14,095	$ 17,505	$ 20,266	$ 15,888	$ 11,064
Ratios to average net assets
Expenses [6]	0.97%	0.90%	0.77%	1.33%	0.97%[7]
Net investment income (loss)	- 0.69%	- 0.48%	0.24%	- 0.67%	0.44%[7]
Portfolio turnover rate	94%	99%	144%	143%	62%

  1.  Net investment loss per share is based on average shares outstanding during the period.

  2.  Effective February 1, 2000, shareholders of Mentor VIP Growth Portfolio became owners of that number of full and fractional shares of Evergreen VA Growth Fund. As Mentor VIP Growth Portfolio contributed the majority of assets and shareholders to Evergreen VA Growth Fund, its accounting and performance history has been carried forward.

  3.  For the period from March 3, 1998 (commencement of class operations), to December 31, 1998.

  4.  Effective at the close of business on July 24, 2002, existing shares of the fund were renamed Class 1 shares.

  5.  Total return does not reflect charges attributable to your insurance company's separate account.

  6.  The ratio of expenses to average net assets excludes expense reductions but includes fee waivers and/or expense reimbursements.

  7.  Annualized

  VA High Income Fund

	Year Ended December 31,
	2002	2001	2000 [1]	1999 [2]
CLASS 1 [3]
Net asset value, beginning of period	$ 9.52	$ 9.37	$ 10.15	$ 10.00
Income from investment operations
Net investment income	0.27	0.81	0.91	0.29
Net realized and unrealized gains or losses on securities and foreign currency related transactions	0.41	0.15	- 0.78	0.16
Total from investment operations	0.68	0.96	0.13	0.45

Distributions to shareholders from net investment income	- 0.27	- 0.81	- 0.91	- 0.30

Net asset value, end of period	$ 9.93	$ 9.52	$ 9.37	$ 10.15
Total return [4]	7.15%	10.27%	1.31%	4.46%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 26,222	$ 5,310	$ 4,913	$ 5,257
Ratios to average net assets
Expenses [5]	1.00%	1.01%	1.01%	1.02%[6]
Net investment income	7.93%	8.49%	8.97%	5.88%[6]
Portfolio turnover rate	87%	131%	174%	19%

  1.  Effective February 1, 2000, shareholders of Mentor VIP High Income Portfolio became owners of that number of full and fractional shares of Evergreen VA High Income Fund. As Mentor VIP High Income Portfolio contributed the majority of assets and shareholders to Evergreen VA High Income Fund, its accounting and performance history has been carried forward.

  2.  For the period from June 30, 1999 (commencement of operations), to December 31, 1999.

  3.  Effective at the close of business on July 24, 2002, existing shares of the fund were renamed Class 1 shares.

  4.  Total return does not reflect charges attributable to your insurance company's separate account.

  5.  The ratio of expenses to average net assets excludes expense reductions but includes fee waivers and/or expense reimbursements.

  6.  Annualized

  VA International Growth Fund

	Year Ended December 31,
	2002	2001	2000 [1]	1999 [1]	1998 [1,2]
CLASS 1 [3]
Net asset value, beginning of period	$ 9.36	$ 11.52	$ 12.72	$ 9.39	$ 10.00
Income from investment operations
Net investment income	0.13	0.05	0.10	0.09	0.03
Net realized and unrealized gains or losses on securities, futures contracts and foreign currency related transactions	- 1.11	- 2.14	- 0.74	3.48	- 0.64
Total from investment operations	- 0.98	- 2.09	- 0.64	3.57	- 0.61

Distributions to shareholders from
Net investment income	- 0.14	- 0.07	- 0.06	- 0.14	0
Net realized gains	0	0	- 0.50	- 0.10	0
Total distributions to shareholders	- 0.14	- 0.07	- 0.56	- 0.24	0

Net asset value, end of period	$ 8.24	$ 9.36	$ 11.52	$ 12.72	$ 9.39
Total return [4]	- 10.47%	- 18.18%	- 5.06%	38.22%	- 6.10%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 22,324	$ 26,868	$ 8,764	$ 3,782	$ 1,425
Ratios to average net assets
Expenses [5]	1.00%	1.01%	1.02%	1.03%	1.02%[6]
Net investment income	1.32%	0.82%	1.14%	0.87%	1.05%[6]
Portfolio turnover rate	76%	187%	127%	144%	0.59%

  1.  Net investment income per share is based on average shares outstanding during the period.

  2.  For the period from August 17, 1998 (commencement of operations), to December 31, 1998.

  3.  Effective at the close of business on July 24, 2002, existing shares of the fund were renamed Class 1 shares.

  4.  Total return does not reflect charges attributable to your insurance company's separate account.

  5.  The ratio of expenses to average net assets excludes expense reductions but includes fee waivers and/or expense reimbursements.

  6.  Annualized

  VA Omega Fund

	Year Ended December 31,
	2002 [1]	2001	2000	1999 [1]	1998 [1]
Class 1 [2]
Net asset value, beginning of period	$ 14.46	$ 16.97	$ 19.98	$ 13.57	$ 11.10
Income from investment operations
Net investment income (loss)	- 0.01	- 0.02	0.01	- 0.06	- 0.04
Net realized and unrealized gains or losses on securities	- 3.66	- 2.49	- 2.27	6.47	2.51
Total from investment operations	- 3.67	- 2.51	- 2.26	6.41	2.47

Distributions to shareholders from
Net investment income	0	0	- 0.01	0	0
Net realized gains	0	0	- 0.74	0	0
Total distributions to shareholders	0	0	- 0.75	0	0

Net asset value, end of period	$ 10.79	$ 14.46	$ 16.97	$ 19.98	$ 13.57
Total return [3]	- 25.38%	- 14.79%	- 12.46%	47.24%	22.25%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 75,169	$ 108,873	$ 97,397	$ 24,176	$ 4,039
Ratios to average net assets
Expenses [4]	0.70%	0.72%	0.68%	0.96%	1.02%
Net investment income (loss)	- 0.06%	- 0.16%	0.07%	- 0.35%	- 0.33%
Portfolio turnover rate	184%	181%	177%	120%	49%

  1.  Net investment loss per share is based on average shares outstanding during the period.

  2.  Effective at the close of business on July 24, 2002, existing shares of the fund were renamed Class 1 shares.

  3.  Total return does not reflect charges attributable to your insurance company's separate account.

  4.  The ratio of expenses to average net assets excludes expense reductions but includes fee waivers and/or expense reimbursements.

  VA Small Cap Value Fund

Year Ended December 31,
	2002 [1]	2001	2000	1999	1998 [1,2]
Class 1 [3]
Net asset value, beginning of period	$ 12.60	$ 11.70	$ 10.14	$ 9.58	$ 10.00
Income from investment operations
Net investment income	0.02	0.02	0.08	0.13	0.15
Net realized and unrealized gains or losses on securities	- 1.58	1.98	1.99	1.02	- 0.45
Total from investment operations	- 1.56	2.00	2.07	1.15	- 0.30

Distributions to shareholders from
Net investment income	- 0.02	- 0.02	- 0.10	- 0.13	- 0.11
Net realized gains	- 0.37	- 1.08	- 0.41	- 0.46	- 0.01
Total distributions to shareholders	- 0.39	- 1.10	- 0.51	- 0.59	- 0.12

Net asset value, end of period	$ 10.65	$ 12.60	$ 11.70	$ 10.14	$ 9.58
Total return [4]	- 12.60%	18.11%	20.71%	12.07%	- 2.86%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 32,300	$ 22,515	$ 10,400	$ 4,958	$ 2,282
Ratios to average net assets
Expenses [5]	1.00%	1.00%	1.02%	1.01%	1.02%[6]
Net investment income	0.18%	0.29%	1.01%	1.69%	2.49%[6]
Portfolio turnover rate	61%	81%	82%	65%	16%

  1.  Net investment income per share is based on average shares outstanding during the period.

  2.  For the period from May 1, 1998 (commencement of operations), to December 31, 1998.

  3.  Effective at the close of business on July 24, 2002, existing shares of the fund were renamed Class 1 shares.

  4.  Total return does not reflect charges attributable to your insurance company's separate account.

  5.  The ratio of expenses to average net assets excludes expense reductions but includes fee waivers and/or expense reimbursements.

  6.  Annualized

  VA Special Equity Fund

	Year Ended December 31,
	2002 [1]	2001	2000	1999 [2]
Class 1 [3]
Net asset value, beginning of period	$ 9.75	$ 10.61	$ 11.84	$ 10.00
Income from investment operations
Net investment loss	- 0.05	- 0.01	- 0.01	0
Net realized and unrealized gains or losses on securities	- 2.60	- 0.85	- 0.91	1.88
Total from investment operations	- 2.65	- 0.86	- 0.92	1.88

Distributions to shareholders from net realized gains	0	0	- 0.31	- 0.04

Net asset value, end of period	$ 7.10	$ 9.75	$ 10.61	$ 11.84
Total return [4]	- 27.18%	- 8.11%	- 8.34%	18.87%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 28,530	$ 43,162	$ 20,905	$ 3,059
Ratios to average net assets
Expenses [5]	1.03%	1.03%	1.04%	1.03%[6]
Net investment loss	- 0.57%	- 0.21%	- 0.17%	- 0.07%[6]
Portfolio turnover rate	169%	160%	294%	104%

  1.  Net investment loss is based on average shares outstanding during the period.

  2.  For the period from September 29, 1999 (commencement of class operations), to December 31, 1999.

  3.  Effective at the close of business on July 24, 2002, existing shares of the fund were renamed Class 1 shares.

  4.  Total return does not reflect charges attributable to your insurance company's separate account.

  5.  The ratio of expenses to average net assets excludes expense reductions but includes fee waivers and/or expense reimbursements.

  6.  Annualized

  OTHER FUND PRACTICES

  The Funds may invest in futures and options, which are forms of derivatives. Derivatives are financial contracts whose value is based on an underlying asset, such as a stock or a bond, or an underlying economic factor, such as an index or an interest rate. Small price movements in the underlying asset can result in immediate and substantial gains or losses in the value of derivatives. Such practices are used to hedge a Fund's portfolio to protect against market decline, to maintain a Fund's exposure to its market, to manage cash or attempt to increase income. Although this is intended to increase returns, these practices may actually reduce returns or increase volatility.

  The Funds may lend their securities. Lending securities may cause the Fund to lose the opportunity to sell these securities at the most desirable price and, therefore, lose money.

  The Funds may borrow money, an investment practice typically used only for temporary or emergency purposes, such as meeting redemptions. Although not a principal investment practice, VA High Income Fund may also use borrowing to purchase additional securities. Borrowing is a form of leverage, that may magnify a Fund’s gain or loss. When a Fund has borrowed money for leverage and its investments increase or decrease in value, its net asset value will normally increase or decrease more than if it had not borrowed money for this purpose. The interest that the Fund must pay on borrowed money will reduce its net investment income and may also either offset any potential capital gains or increase losses. VA High Income Fund currently intends to use leverage in order to adjust the dollar-weighted average duration of the portfolio.

  While not principal investment strategies, the VA Capital Growth Fund, VA Omega Fund and VA Special Equity Fund may each invest in foreign securities. The VA Omega Fund may invest up to 25% (however, the Fund's current intention is to invest no more than 15%) of its assets in foreign securities. The VA Capital Growth Fund may invest up to 15% of its assets in foreign securities. The VA Special Equity Fund may invest up to 10% of its assets in foreign securities.

  If a Fund invests in non-U.S. securities it could be exposed to certain unique risks of foreign investing. For example, political turmoil and economic instability in the countries in which the Fund invests could adversely affect the dividend yield, total return earned on and the value of your investment. In addition, if the value of any foreign currency in which the Fund’s investments are denominated declines relative to the U.S. dollar, the dividend yield, total return earned on and the value of your investment in the Fund may decline as well. Certain foreign countries have less developed and less regulated securities markets and accounting systems than the U.S. This may make it harder to get accurate information about a security or company, and increase the likelihood that an investment will not perform as well as expected.

  VA High Income Fund may enter into interest rate swaps and other interest rate transactions, such as interest rate caps, floors and collars, in an attempt to protect the value of its portfolio from interest rate fluctuations and to adjust the interest rate sensitivity of its portfolio. The Fund intends to use the interest rate transactions as a hedge and not as a speculative investment. The Fund’s ability to engage in certain interest rate transactions may be limited by tax considerations. The use of interest rate swaps and other interest rate transactions is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. See “Swaps, Caps, Floors and Collars” in the SAI for more information.

  Although not a principal investment strategy, VA International Growth Fund may invest up to 10% of its assets in Real Estate Investment Trusts (REITs) or its foreign equivalents. Risks associated with investments in securities of companies in the real estate industry include: decline in the value of real estate; risks related to general and local economic conditions, overbuilding and increased competition; increases in property taxes and operating expenses; changes in zoning laws; casualty or condemnation losses; variations in rental income; changes in neighborhood values; the appeal of properties to tenants; and increases in interest rates. In addition, equity REITs may be affected by changes in the values of the underlying property owned by the trusts, while mortgage real estate investment trusts may be affected by the quality of credit extended.

  Although not a principal strategy, VA International Growth Fund may invest in debt securities, including up to 10% of its assets in below investment grade debt securities. A Fund which uses this kind of investment strategy is subject to the "Interest Rate Risk" and "Credit Risk" discussed in the "Overview of Fund Risks" on page 2. Below investment grade bonds are commonly referred to as “junk” bonds because they are usually backed by issuers of less proven or questionable financial strength. Such issuers are more vulnerable to financial setbacks and less certain to pay interest and principal than issuers of bonds offering lower yields and risk. Markets may react to unfavorable news about issuers of below investment grade bonds causing sudden and steep declines in value.

  Generally, the portfolio managers of VA Fund, VA Growth Fund, VA International Growth Fund, VA High Income Fund, VA Omega Fund and VA Capital Growth Fund do not take portfolio turnover into account in making investment decisions. This means a Fund could experience a high rate of portfolio turnover (100% or more) in any given fiscal year, resulting in greater brokerage and other transaction costs which are borne by the Fund and its shareholders. It may also result in a Fund realizing greater net short-term capital gains, distributions from which are taxable to shareholders as ordinary income.

  VA Capital Growth Fund and VA Omega Fund may also purchase stocks in initial public offerings (IPOs). Stocks purchased in IPOs have a tendency to fluctuate in value significantly shortly after the IPO relative to the price at which they were purchased. These fluctuations could impact the net asset value and return earned on each Fund’s shares.

  Please consult the SAI for more information regarding these and other investment practices used by the Funds, including risks.

  Evergreen Funds

  Institutional Money Market Funds
  Cash Management Money Market Fund
  Institutional Money Market Fund
  Institutional Municipal Money Market Fund
  Institutional Treasury Money Market Fund
  Institutional U.S. Government Money Market Fund
  Institutional 100% Treasury Money Market Fund
  Prime Cash Management Money Market Fund

  Money Market Funds
  California Municipal Money Market Fund
  Florida Municipal Money Market Fund
  Money Market Fund
  Municipal Money Market Fund
  New Jersey Municipal Money Market Fund
  New York Municipal Money Market Fund
  Pennsylvania Municipal Money Market Fund
  Treasury Money Market Fund
  U.S. Government Money Market Fund

  State Municipal Bond Funds
  Connecticut Municipal Bond Fund
  Evergreen Offit California Municipal Bond Fund
  Evergreen Offit New York Municipal Bond Fund
  Florida High Income Municipal Bond Fund
  Florida Municipal Bond Fund
  Georgia Municipal Bond Fund
  Maryland Municipal Bond Fund
  New Jersey Municipal Bond Fund
  North Carolina Municipal Bond Fund
  Pennsylvania Municipal Bond Fund
  South Carolina Municipal Bond Fund
  Virginia Municipal Bond Fund

  National Municipal Bond Funds
  Evergreen Offit National Municipal Bond Fund
  High Grade Municipal Bond Fund
  High Income Municipal Bond Fund
  Intermediate Municipal Bond Fund
  Municipal Bond Fund
  Short-Intermediate Municipal Bond Fund

  Short and Intermediate Term Bond Funds
  Adjustable Rate Fund
  Limited Duration Fund
  Short Intermediate Bond Fund

  Intermediate and Long Term Bond Funds
  Core Bond Fund
  Diversified Bond Fund
  Evergreen Offit High Yield Fund
  Evergreen Offit Mortgage Securities Fund
  Evergreen Offit U.S. Government Securities Fund
  Fixed Income Fund II
  High Yield Bond Fund
  Select High Yield Bond Fund
  Strategic Income Fund
  U.S. Government Fund
  Mortgage Securities Fund

  Balanced Funds
  Balanced Fund
  Foundation Fund
  Select Balanced Fund

  Domestic Equity Funds I
  Aggressive Growth Fund
  Capital Growth Fund
  Core Equity Fund
  Evergreen Fund
  Emerging Growth Fund
  Growth Fund
  Large Company Growth Fund
  Masters Fund
  Omega Fund
  Premier 20 Fund
  Select Small Cap Growth Fund
  Select Strategic Growth Fund
  Special Equity Fund
  Special Values Fund
  Stock Selector Fund

  Domestic Equity Funds II
  Blue Chip Fund
  Equity Income Fund
  Equity Index Fund
  Growth and Income Fund
  Merger and Acquisition Fund
  Mid Cap Value Fund
  Small Cap Value Fund
  Small Cap Value Fund II
  Strategic Value Fund
  Value Fund

  Sector Funds
  Health Care Fund
  Technology Fund
  Utility and Telecommunications Fund

  Tax Strategic Funds
  Tax Strategic Equity Fund
  Tax Strategic Foundation Fund

  Global and International Funds
  Emerging Markets Growth Fund
  Evergreen Offit Emerging Markets Bond Fund
  Global Leaders Fund
  Global Opportunities Fund
  International Bond Fund
  International Growth Fund
  Precious Metals Fund

  Variable Annuity Funds
  Evergreen Offit VA Emerging Markets Bond Fund
  Evergreen Offit VA U.S. Government Securities Fund
  VA Blue Chip Fund
  VA Capital Growth Fund
  VA Equity Index Fund
  VA Fund
  VA Foundation Fund
  VA Global Leaders Fund
  VA Growth Fund
  VA Growth and Income Fund
  VA High Income Fund
  VA International Growth Fund
  VA Masters Fund
  VA Omega Fund
  VA Small Cap Value Fund
  VA Special Equity Fund
  VA Strategic Income Fund

  Information Line for Hearing and Speech Impaired (TTY/TDD)

  Call 1.800.343.2888

  Write us a letter
  Evergreen Funds
  P.O. Box 8400
  Boston, MA 02266-8400

  For express, registered or certified mail
  Evergreen Funds
  66 Brooks Drive, Suite 8400
  Braintree, MA 02184-3800

  For More Information About the Evergreen Variable Annuity Funds, Ask for:

  The Funds’ most recent Annual or Semi-annual Reports, which contain a complete financial accounting for each Fund and a complete list of each Fund's portfolio holdings as of a specific date, as well as commentary from each Fund’s portfolio managers. These reports discuss the market conditions and investment strategies that significantly affected the Funds' performance during the most recent fiscal year or period.

  The Statement of Additional Information (SAI), which contains more detailed information about the policies and procedures of the Funds. The SAI has been filed with the Securities and Exchange Commission (SEC) and its contents are legally considered to be part of this prospectus.

  Information about these Funds (including the SAI) is also available on the SEC's Internet website at http://www.sec.gov. Copies of this material may be obtained, for a duplication fee, by writing the SEC Public Reference Section, Washington D.C. 20549-0102, or by electronic request at the following e-mail address: publicinfo@sec.gov. This material can also be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. For more information about the operation of the Public Reference Room, call the SEC at 1.202.942.8090.

  For questions, other information, or to request a copy, without charge, of any of the documents, call 1.800.847.5397 or ask your investment professional. We will mail material within three business days. In addition, any of these documents, with the exception of the SAI, may be downloaded off our website at EvergreenInvestments.com.

  Evergreen mutual funds are distributed by Evergreen Distributor, Inc.,
  90 Park Avenue, 10th Floor, New York, NY 10016.
  0000012 (5/03)

  SEC File No.: 811-08716
  Evergreen Investments
  200 Berkeley Street
  Boston, MA 02116-5034